Exhibit 10.24

January 27, 2023

Enliven Therapeutics, Inc.

6200 Lookout Road

Boulder, CO 80301

Attention: General Counsel

VIA EMAIL

Dear Ms. Blachman:

Reference is made to (a) that certain Public Company Support Agreement, dated as of October 13, 2022, by and among Imara Inc., a Delaware corporation (“Imara”), Enliven Therapeutics, Inc., a Delaware corporation ( “Merger Partner”), and Michael Gray, in his capacity as a stockholder of Imara (the “Gray Agreement”), and (b) that certain Public Company Support Agreement, dated as of October 13, 2022, by and among Imara, Merger Partner and Rahul Ballal, in his capacity as a stockholder of Imara (the “Ballal Agreement, and together with the Gray Agreement, the “Support Agreements”). Capitalized terms used and not otherwise defined in this letter agreement shall have the meanings ascribed to them in the respective Support Agreement.

Pursuant to the terms of Section 2(c) of each Support Agreement, Imara and each of Rahul Ballal and Michael Gray are seeking the consent of Merger Partner to sell certain Shares subject to the Support Agreement, as is restricted by the provisions of Section 2(a) of each Support Agreement. Such sale shall be solely to the extent required to cover the respective statutory withholding obligations of each of Michael Gray and Rahul Ballal on (i) any vesting prior to the Closing of any restricted stock units (“RSUs”) of Imara held by each of Michael Gray and Rahul Ballal pursuant to the terms of any grant of any RSUs held by each of Michael Gray or Rahul Ballal and (ii) any acceleration of vesting effected by Imara (or the board of directors of Imara) consistent with the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Imara, Merger Partner and the other parties thereto dated as of October 13, 2022 (the “Proposed Actions”).  If you consent to the Proposed Actions, please countersign this letter below.

Upon the countersignature of this letter agreement by Merger Partner below, (i) Merger Partner hereby consents  to the Proposed Actions whether taken on or after the date hereof and prior to the Closing, and (ii) Merger Partner agrees that the Proposed Actions shall not constitute a breach, inaccuracy, omission or other violation under either Support Agreement.

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Sincerely,

IMARA INC.

By:/s/ Rahul Ballal

Name:Rahul Ballal
Title:Chief Executive Officer

/s/ Rahul Ballal

Name:	Rahul Ballal

/s/ Mike Gray

Name: Michael Gray

cc:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn:   Cynthia T. Mazareas, Esq. (cynthia.mazareas@wilmerhale.com)

           Joseph B. Conahan, Esq. (joseph.conahan@wilmerhale.com)

           Mark Nylen, Esq. (mark.nylen@wilmerhale.com)

and

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California

Attention: Tony Jeffries

Email: tjeffries@wsgr.com

and

Wilson Sonsini Goodrich & Rosati, Professional Corporation

One Market Plaza, Spear Tower, Suite 3300

San Francisco, California 94105

Attention: Rob Ishii & Rich Mullen

Email: rishii@wsgr.com; rich.mullen@wsgr.com

Agreed and accepted:

Enliven Therapeutics, Inc.

By:/s/ Sam Kintz
Name:Sam Kintz

Title:CEO

[Signature Page to Consent]